Exhibit 99.2

U.S. Bank Acquires Banking Subsidiaries of FBOP Corporation in FDIC Assisted Transaction October 30, 2009

2 Forward-looking Statements and Additional Information The following information appears in accordance with the Private Securities Litigation Reform Act of 1995: This presentation contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date made. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. Global and domestic economies could fail to recover from the recent economic downturn or could experience another severe contraction, which could adversely affect our revenues and the values of our assets and liabilities. Global financial markets could experience a recurrence of significant turbulence, which could reduce the availability of funding to certain financial institutions and lead to a tightening of credit, a reduction of business activity, and increased market volatility. Stress in the commercial real estate markets, as well as a delay or failure of recovery in the residential real estate markets, could cause additional credit losses and deterioration in asset values. In addition, our business and financial performance could be impacted as the financial industry restructures in the current environment, by increased regulation of financial institutions or other effects of recently enacted legislation, and by changes in the competitive landscape. Our results could also be adversely affected by continued deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in our investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management's ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk. Finally, there can be no assurance that we will realize the anticipated benefits related to the acquisition of the banking subsidiaries of FBOP Corporation. For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 2008, on file with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Corporate Risk Profile" contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

3 Transaction Overview Transaction: FDIC assisted whole bank purchase and assumption transaction with loss share U.S. Bank received certain assets and certain liabilities from the FDIC as receiver of the banking subsidiaries of FBOP Corporation of Oak Park, IL Transaction includes FBOP Corporation's nine subsidiary banks: BankUSA, National Association (AZ) California National Bank (CA) Citizens National Bank (TX) Community Bank of Lemont (IL) Madisonville State Bank (TX) North Houston Bank (TX) Pacific National Bank (CA) Park National Bank (IL) San Diego National Bank (CA) No additional holding company assets or liabilities acquired

4 Transaction Overview Terms: Approvals: Status: Purchased $18.4 billion of assets, including $13.8 billion of loans Assumed $15.4 billion of deposits Received estimated $0.5 billion cash consideration from FDIC Substantially all loans subject to a loss sharing agreement with FDIC All approvals received Closed October 30, 2009

5 Transaction Rationale Expands depth of distribution system in high growth markets $10.0 billion in deposits and 113 branches in California $3.5 billion in deposits and 32 branches in Illinois $0.5 billion in deposits and 3 branches in Texas $0.3 billion in deposits and 2 branches in Arizona FDIC loss sharing provides loss protection Financially attractive Meets all internal financial hurdles for IRR, DCF and accretion Additional earnings stream from approximately 500,000 new loan and deposit customers

6 California and Arizona Source: SNL, Deposits in millions as of 6/30/09 Four banks - California National Bank, San Diego National Bank, Pacific National Bank and BankUSA Expands depth of distribution network in California markets $10.0 billion in deposits as of 6/30/09 113 branches Opportunity for selective branch consolidations 2 Phoenix branches complementary to existing USB footprint U.S. Bancorp Banking Subsidiaries of FBOP Corporation

7 Illinois Source: SNL, Deposits in millions as of 6/30/09 Two banks - Park National Bank and Community Bank of Lemont Expands depth of distribution network in Chicago market $3.5 billion in deposits as of 6/30/09 32 branches Opportunity for selective branch consolidations U.S. Bancorp Banking Subsidiaries of FBOP Corporation

8 Transaction Details Whole bank purchase and assumption transaction with individual loss share agreements for each of the nine acquired banks Total loss share and thresholds: Substantially all loans covered FDIC assumes 80% of the first $3.5 billon of losses FDIC assumes 95% of losses above $3.5 billion Estimated cumulative losses represent approximately 28% of total loans Loan modification program will be available for eligible single- family residential mortgages with yield protection on modified loans Modest impact to capital - approximately 45 bp reduction in Tier 1 capital ratio and 40 bp reduction in Tier 1 common equity ratio

9 Transaction Structure

10 Summary Low risk, in-market transaction Expands the depth of our distribution system in high growth markets Opportunity for building deeper relationships by offering approximately 500,000 new loan and deposit customers a broader array of products and services Minimal impact on capital Financially attractive for USB shareholders

U.S. Bank Acquires Banking Subsidiaries of FBOP Corporation in FDIC Assisted Transaction